Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Preliminary Unaudited Fiscal Third Quarter 2024 Financial Results

Irvine, CA. June 27, 2024 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced preliminary unaudited results for the third quarter of fiscal 2024.

Preliminary Unaudited Fiscal Third Quarter 2024 Financial Results

The Company is announcing that it now expects to report the following results for the fiscal third quarter of 2024:

➣
Total sales are expected to be approximately $63.1 million;
➣
Comparable restaurant sales are expected to have increased approximately 0.6% for the third quarter of 2024 as compared to the third quarter of 2023; and
➣
Restaurant-level operating profit* is expected to be approximately 20% of sales.

* Restaurant-level operating profit is a non-GAAP measure and is defined below under “Key Financial Definitions.” See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “The financial results of our fiscal third quarter did not meet our expectations, due largely to unanticipated softness in the California market. Despite this, I’m proud of the diligent efforts to control costs by our team members both at our restaurants and support center, allowing us to maintain restaurant-level operating profit margins of approximately 20% and continue to manage our G&A costs even with unexpected sales volumes. While we believe that these sales pressures are transitory and consumer strength will normalize over time, we believe we have positioned the company to be able to deliver strong results regardless of the overall macro environment. We believe the long-term potential of Kura Sushi remains unchanged, and see this as an opportunity to drive new efficiencies, and become a stronger organization than ever as we continue to grow.”

Restaurant Development

During the fiscal third quarter of 2024, the Company opened four new restaurants in Orlando, Florida; Atlanta, Georgia; Scarsdale, New York; and Roseville, California.

Fiscal Year 2024 Outlook

For the full fiscal year of 2024, the Company now expects total sales to be between $235 million and $237 million.

Preliminary Unaudited Financial Information

The preliminary financial results set forth in this release are unaudited preliminary numbers which are subject to change. The Company has not completed its quarter end closing procedures and our independent registered public accounting firm has not yet reviewed the results. Further commentary on the Company’s actual third quarter financial results will be provided as part of its third quarter earnings release. Accordingly, these preliminary results are subject to change pending finalization, and actual results could differ materially as we finalize such results.

Conference Call

A conference call and webcast to discuss fiscal third quarter 2024 financial results are scheduled for Tuesday, July 9, 2024 at 5:00 p.m. ET. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, Jeff Uttz, Chief Financial Officer, and Benjamin Porten, SVP Investor Relations & System Development.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13746894.

The webcast will be available at www.kurasushi.com under the Investor Relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 63 locations across 17 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 550 restaurants and 40 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

The Company believes that a quantitative reconciliation of the Company’s restaurant-level operating profit margin non-GAAP financial measure guidance to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of this non-GAAP financial measure would require the Company to provide guidance for various reconciling items that cannot reasonably be predicted due to the fact that the timing and amount of such items are dependent on the timing and outcome of certain actions. For the same reasons, we are unable to address the probable significance of the unavailable information.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening. For restaurants that were temporarily closed for consecutive days, which primarily occur during renovations, the comparative period was also adjusted. Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.

Non-GAAP Financial Measures

To supplement the financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole

2 | Page

and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “preliminary”, “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: the preliminary unaudited results for the fiscal third quarter of 2024 are subject to change pending the completion of the Company’s quarter end closing procedures; the Company’s ability to successfully maintain increases in our comparable restaurant sales; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its majority stockholder Kura Sushi, Inc.; changes in food and supply costs, including the impact of inflation and tariffs; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs, as well as the impact of labor availability; the failure of the Company’s automated equipment or information technology systems or the breach of its network security; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

### #### ###

3 | Page

Investor Relations Contact:

Jeff Priester or Steven Boediarto

(657) 333-4010

investor@kurausa.com

4 | Page